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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report                                                      May 28, 2003
(Date of earliest event reported)                                   May 28, 2003

                             Kankakee Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

          1-13676                                       36-3846489
(Commission File Number)                 (I.R.S. Employer Identification Number)

310 South Schuyler Avenue, Kankakee, Illinois                           60901
  (Address of principal executive offices)                            (Zip Code)

                                 (815) 937-4440
              (Registrant's telephone number, including area code)

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Item 5.   Other Information and Regulation FD Disclosure

     On May 27, 2003, Kankakee Bancorp, Inc., a Delaware corporation ("Kankakee"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Aviston Financial Corporation, an Illinois corporation ("Aviston"), which provides for the merger of Aviston with and into Kankakee. The Merger is conditioned upon, among other things, approval by the holders of Kankakee common stock and of Aviston common stock, and the receipt of certain regulatory approvals. It is intended that the merger will be treated as a tax-free reorganization.

     Pursuant to the terms of the Merger Agreement, Aviston stockholders will receive 0.707 shares of Kankakee common stock for each share of Aviston stock, resulting in the issuance by Kankakee of approximately 350,200 of its shares. Kankakee intends to file a registration statement and proxy statement with the Securities and Exchange Commission with respect to the proposed merger transaction.

     Additionally, Kankakee announced on May 28, 2003 that it will seek the approval of its stockholders to increase Kankakee's authorized common stock, in part to allow for a proposed stock split, to be effected in the form of a dividend, following the merger. Kankakee also announced that it intends to file a registration statement with the Securities and Exchange Commission to register warrants that it would distribute to all of its stockholders.

     A copy of a News Release, dated May 28, 2003, issued by Kankakee relating to these matters is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Statements of Business Acquired.

              None.

          (b) Pro Forma Financial Information.

              None.

          (c) Exhibits.

              99.1 News Release dated May 28, 2003

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KANKAKEE BANCORP, INC.

Dated:  May 28, 2003                    By: /s/ Ronald J. Walters
                                            ------------------------------------
                                            Ronald J. Walters
                                            Vice President and Treasurer

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